CONTACTS:
Donald R. Peck
LoJack Corporation
(781) 302-4200

David Calusdian
Sharon Merrill Associates
(617) 542-5300

LOJACK CORPORATION REPORTS FINANCIAL RESULTS
FOR THE THIRD QUARTER OF 2012

Third Quarter Highlights

•	U.S. Dealer Channel Unit Volume Up 11% Over Same Quarter Last Year

•	Gross Profit Margin Increases 390 bps to 55.4% of Revenue

•	Argentina Import Restrictions Continue to Affect International Business

•	Resolution of California Litigation Solidifies Financial Resources

•	Company Updates Full Year 2012 Guidance

Canton, MA, November 1, 2012 – LoJack Corporation (NASDAQ GS: LOJN), the global leader in finding and recovering a wide range of mobile assets including cars, construction equipment and motorcycles, today reported financial results for the third quarter and nine months ended September 30, 2012.

Consolidated revenue for the third quarter of 2012 was $32.7 million, compared with $34.5 million in the third quarter of 2011. U.S. revenue improved 1% to $21.7 million from $21.5 million in the same quarter last year. Domestic results for the third quarter of 2011 reflected an accounting change that resulted in the recognition of $1.0 million in deferred revenue from the Company's Early Warning products. Excluding the deferred amount, U.S. revenue increased 6% on a year-over-year basis in the third quarter of 2012. International segment revenue was $7.6 million in the third quarter of 2012 versus $9.5 million in the comparable quarter in 2011.

“The 11% increase in domestic dealer unit volume this quarter over the third quarter of 2011 reflects our further strengthened relationships with top-volume U.S. dealer groups,” said Randy L. Ortiz, LoJack's Chief Executive Officer and President. “The gap between our performance and the growth of the overall U.S. auto market closed to 6 percentage points in the third quarter, a significant improvement from a gap of 14 points in the third quarter of 2011. In addition, our commercial business continued to post double-digit unit growth in the third quarter, as our new LoJack self-powered recovery solution gained traction with owners of heavy equipment and other construction vehicles.”

“On the international front, ongoing trade tensions and currency controls in Argentina and economic volatility in Europe have continued to create headwinds for our overseas business, which was down 20% in the third quarter of 2012 from the same period last year,” Ortiz continued. “We remain unable to ship product to Argentina to meet local demand. In spite of Europe's economic challenges, Italy remained a bright spot, as our subscriber base is up 46% over the same quarter last year to almost 26,000 subscribers. Italian automobile registrations were down 23% from where they were during the same quarter last year.”

Consolidated gross profit for the third quarter of 2012 was $18.1 million, or 55.4% of revenue, compared with $17.8 million, or 51.5% of revenue, in the same quarter last year, as continued supply chain and manufacturing efficiencies enabled the Company to reduce the manufactured cost of its products. The acceleration of Early Warning deferred revenue and related costs in the third quarter of 2011 had a 72 basis point negative impact on the gross margin percentage for that period.

Operating expenses in the third quarter of 2012 were $24.7 million, compared with $18.3 million in the third quarter of 2011, primarily reflecting the previously announced settlement of the remaining claims in two California wage-and-hour class action lawsuits. As a result of the settlement agreement, LoJack recorded a settlement charge of $6.9 million, or $0.40 per diluted share, for the third quarter of 2012. LoJack recorded a reserve of $1.6 million, or $0.09 per diluted share, during the third quarter of 2011 related to the same litigation. The settlement agreement remains subject to both preliminary and final court approval.

“Resolving this litigation is a significant, positive step for the Company,” Ortiz said. “The settlement limits our financial exposure and protects the strength of our balance sheet and liquidity resources. The agreement also allows us to focus our attention and resources on expanding our business opportunities."

Net loss attributable to LoJack Corporation for the third quarter of 2012 was $7.3 million, or $0.42 per share, compared with a net loss of $1.8 million, or $0.10 per share, in the comparable period of 2011.

Adjusted EBITDA for the third quarter of 2012, which excludes the items reflected in Table 1, was $1.8 million, compared with adjusted EBITDA of $3.1 million in the third quarter of 2011.

Business Outlook
“Looking ahead, our focus will be on extending the success and growth of our domestic business by enhancing the awareness of our brand with consumers through the productization and marketing of our pre-install programs,” Ortiz said. ”Our strategy is to more fully leverage the LoJack brand promise of 'safety, security and protection' through new products and services that expand our relationship with consumers, enhance the ability of our dealer-partners to grow their revenue streams and broaden into complementary applications and markets where we believe we can create a strong competitive advantage.”

Ortiz continued, “In the short-term, we are adjusting our guidance for full year 2012 based on a confluence of factors. While our Argentine licensee has made significant progress toward resolving the trade barriers that are preventing the importation of our product, we cannot with confidence predict that those restrictions will be lifted before the end of this fiscal year. We had anticipated that the increased demand for our product in that country would have allowed us to ship more than the $10.7 million of product we delivered there last year. In addition, there has been more of a lag than anticipated on the full recovery of unit sales solely based on brand rotation. Based on current business and market conditions, the Company expects full-year 201

2 consolidated revenues will be between $132 million and $134 million.”

Third Quarter Financial Results Conference Call
In conjunction with its third quarter 2012 financial results, LoJack will host a conference call for investors and analysts at 8:30 a.m. ET today. To access the webcast of the call, log onto http://www.lojack.com (click “About Us,” “Investor Relations,” and then click “Events and Presentations”). The live call can also be accessed by dialing (877) 868-1835 or (914) 495-8581. An archive of the webcast will be available on the Company's website.

About LoJack Corporation
LoJack Corporation, the Company that invented the stolen vehicle recovery market more than two decades ago, is the global leader in finding and recovering a wide range of mobile assets including cars, construction equipment and motorcycles - having recovered nearly USD$4 billion in stolen assets worldwide. LoJack's core competencies are being applied into new areas, such as the prevention, detection and recovery of stolen cargo and finding and rescuing people with cognitive conditions such as autism and Alzheimer's. LoJack has proven processes and technology for recovery - Radio Frequency - and unique integration with law enforcement agencies, making its offerings proven solutions that not only deliver a wide range of recoveries, but also enhance public safety. LoJack's Stolen Vehicle Recovery System operates in 28 states and the District of Columbia, and in more than 30 countries throughout North America, South America, Europe and Africa. For more information, visit http://www.lojack.com.

Safe Harbor Regarding Forward Looking Statements
From time to time, information provided by the Company or statements made by its employees may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws, which involve risks and uncertainties. Any statements in this news release that are not statements of historical fact are forward-looking statements (including, but not limited to, statements concerning (i) the Company's markets, portfolio of dealers and brands, (ii) conditions in the automotive industry and market trends, including in the United States, Europe, Italy and Argentina, (iii) customer demand and expected timing of licensee purchases, (iv) the Company's strategic initiatives and plans for growth and future operations and products, including our relationships with consumers and our dealer-partners and our pre-install programs, (v) the terms of the settlement related to the California wage-and-hour class action lawsuits, and (vi) the Company's future financial performance, including expected revenue and adjusted EBITDA. Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially. Factors that may cause such differences include, but are not limited to: (i) the continued and future acceptance of the Company's products and services; (ii) our ability to obtain financing from lenders; (iii) the outcome of ongoing litigation involving the Company; (iv) the failure to receive court approval of the settlement agreement in a timely manner or at all, and final resolution of the settlement; (v) the rate of growth in the industries of the Company's customers; (vi) our relationships with our licensees and the strength of their business; (vii) the presence of competitors with greater technical, marketing, and financial resources; (viii) the Company's customers' ability to access the credit markets, including changes in interest rates; (ix) the Company's ability to promptly and effectively respond to technological change to meet evolving customer needs; (x) the Company's ability to successfully expand its operations; (xi) conditions in the automotive retail market and our relationships with dealers and agents; (xii) changes in customer demand and automotive production schedules; (xiii) changes in general economic or geopolitical conditions, including the European debt crisis; and (xiv) trade tensions and governmental regulations and restrictions on sales to our licensees. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the Company, reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and the Company's other filings with the Securities and Exchange Commission.

Readers should not place undue reliance on any forward-looking statements, which only speak as of the date made. Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains the non-GAAP financial measure, adjusted EBITDA. The Company believes that the inclusion of this non-GAAP financial measure in this press release helps investors to gain a meaningful understanding of changes in the Company's core operating results, and can also help investors who wish to make comparisons between LoJack and other companies on both a GAAP and a non-GAAP basis. LoJack management uses this non-GAAP measure, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management to assist with their financial and operating decision making.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release.

Table 1 – Adjusted EBITDA Computation

GAAP to Pro Forma Non-GAAP Reconciliation
(in thousands)

	Three Months Ended	Three Months Ended
	September 30, 2012	September 30, 2011
	$	$

Net loss, as reported	(7,259)	(1,790)
Adjusted for:
Provision for income taxes	358	556
Other income (expense)	(354)	(742)
Operating loss	(6,547)	(492)
Adjusted for:
Depreciation and amortization	993	1,379
Stock compensation expense	457	591
Legal settlement	6,930	1,600
Adjusted EBITDA	1,833	3,078

	Nine Months Ended	Nine Months Ended
	September 30, 2012	September 30, 2011
	$	$

Net loss, as reported	(9,783)	(3,222)
Adjusted for:
Provision for income taxes	855	1,157
Other income (expense)	(206)	1,018
Operating loss	(8,722)	(3,083)
Adjusted for:
Depreciation and amortization	3,507	4,919
Stock compensation expense	1,979	1,916
Legal settlement	6,930	1,600
Adjusted EBITDA	3,694	5,352

LoJack Corporation and Subsidiaries
Condensed Consolidated Statement of Operations

(in thousands, except share and per share amounts)

	Three Months Ended
	September 30,
	2012	2011
	(unaudited)

Revenue	$32,739	$34,492

Cost of goods sold	14,590	16,717

Gross profit	18,149	17,775

Costs and expenses:
Product development	1,425	1,326
Sales and marketing	7,257	6,897
General and administrative	8,162	7,148
Legal settlement	6,930	1,600
Depreciation and amortization	922	1,296
Total	24,696	18,267

Operating loss	(6,547)	(492)

Other income (expense):
Interest income	33	125
Interest expense	(181)	(159)
Other, net	(206)	(708)
Total	(354)	(742)

Loss before provision for income taxes	(6,901)	(1,234)
Provision for income taxes	358	556
Net loss	(7,259)	(1,790)
Net income (loss) attributable to noncontrolling interest in consolidated subsidiary	53	(7)
Net loss attributable to LoJack Corporation	$(7,312)	$(1,783)

Net loss per diluted share attributable to LoJack Corporation	$(0.42)	$(0.10)

Weighted average diluted common shares outstanding	17,616,831	17,678,213

LoJack Corporation and Subsidiaries
Condensed Consolidated Statement of Operations

(in thousands, except share and per share amounts)

	Nine Months Ended
	September 30,
	2012	2011
	(unaudited)

Revenue	$98,705	$98,352

Cost of goods sold	45,389	48,428

Gross profit	53,316	49,924

Costs and expenses:
Product development	4,247	4,005
Sales and marketing	21,924	20,098
General and administrative	25,658	22,670
Legal settlement	6,930	1,600
Depreciation and amortization	3,279	4,634
Total	62,038	53,007

Operating loss	(8,722)	(3,083)

Other income (expense):
Interest income	116	945
Interest expense	(539)	(487)
Other, net	217	560
Total	(206)	1,018

Loss before provision for income taxes	(8,928)	(2,065)
Provision for income taxes	855	1,157
Net loss	(9,783)	(3,222)
Net income (loss) attributable to noncontrolling interest in consolidated subsidiary	62	(54)
Net loss attributable to LoJack Corporation	$(9,845)	$(3,168)

Net loss per diluted share attributable to LoJack Corporation	$(0.56)	$(0.18)

Weighted average diluted common shares outstanding	17,492,315	17,601,996

LoJack Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2012	December 31, 2011
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$45,601	$49,645
Restricted cash	225	225
Marketable securities at fair value	1,721	1,778
Accounts receivable, net	22,355	28,492
Inventories	8,419	6,628
Prepaid and other expenses	2,304	3,016
Prepaid and receivable income taxes	526	429
Deferred income taxes	454	504
Total current assets	81,605	90,717
PROPERTY AND EQUIPMENT	11,912	13,426
DEFERRED INCOME TAXES	139	124
INTANGIBLE ASSETS—NET	103	110
GOODWILL	1,717	1,717
OTHER ASSETS—NET	6,570	8,189
TOTAL ASSETS	$102,046	$114,283
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Short term debt	$274	$274
Accounts payable	4,666	6,222
Accrued and other liabilities	16,936	12,107
Current portion of deferred revenue	14,375	19,007
Accrued compensation	4,068	4,211
Total current liabilities	40,319	41,821
LONG TERM DEBT	13,426	11,013
DEFERRED REVENUE	14,541	19,430
DEFERRED INCOME TAXES	313	313
OTHER ACCRUED LIABILITIES	4,074	3,684
ACCRUED COMPENSATION	1,221	1,241
Total liabilities	73,894	77,502
COMMITMENTS AND CONTINGENT LIABILITIES
EQUITY:
Preferred stock—$.01 par value; authorized, 10,000,000 shares	—	—
Common stock—$.01 par value; authorized, 35,000,000 shares; issued and outstanding 18,233,586 at September 30, 2012 and 18,101,003 at December 31, 2011	182	181
Additional paid-in capital	22,920	21,265
Accumulated other comprehensive income	5,934	6,435
Retained earnings	(725)	9,120
Total LoJack Corporation equity	28,311	37,001
Noncontrolling interest in subsidiary	(159)	(220)
Total equity	28,152	36,781
TOTAL LIABILITIES AND EQUITY	$102,046	$114,283